Catuity Inc.
a Delaware corporation

and

Gottbetter Capital Master, Ltd
a Cayman Islands company

and

Bridgepointe Master Fund, Ltd
a Cayman Islands exempted company

and

Wishlist Holdings Ltd
ACN 085 529 979

Share Sale Agreement

Arnold Bloch Leibler
Ref: MD LXK 011441495
::odma\pcdocs\melbdocs\805492\1

Page i

10.14	Counterparts	14
10.15	Governing law and jurisdiction	14
10.16	Waivers	14
10.17	Continuation and independence of indemnities	14

SCHEDULE - CATUITY WARRANTIES		15
1	The standing and authority of the Vendors and Catuity	15
2	The Company’s standing and authority	15
3	Company’s shares and membership	16
4	Records	16
5	Information	17
6	Accounts and financial information	17
7	Taxation	19
8	General	21
9	Intellectual Property Rights	22
10	Business Contracts	22
11	Employees	23
12	Superannuation	23
13	Litigation	23
14	Licences and permissions	24
15	Applicable laws	24

Page ii

THIS AGREEMENT is made on     2007

PARTIES

CATUITY INC.
a Delaware corporation
of 300 Preston Blvd, Suite 302, Charlottesville, VA, 22901, USA
(“Catuity”)

and

GOTTBETTER CAPITAL MASTER, LTD
a Cayman Islands company
of
(“Gottbetter”)

and

BRIDGEPOINTE MASTER FUND, LTD
a Cayman Islands exempted company
of
(“Bridgepointe”)

and

WISHLIST HOLDINGS LTD
ACN 085 529 979
of 93 Cook Street, Port Melbourne, Victoria, 3207, Australia
(“Purchaser”)

BACKGROUND

A	Prior to the entry into of the Liquidation Agreement, the Company was a wholly owned subsidiary of Catuity.

B
Gottbetter and Bridgepointe (“Vendors”) have entered into a liquidation agreement with Catuity, the Company, Chip Application Technologies Pty Limited (ACN 057 883 333) and CIT Cards (Australia) Pty Limited (ACN 072 773 052) dated 23 August 2007 (“Liquidation Agreement”) pursuant to which the Vendors have the ability to sell the Shares to the Purchaser.

C	The Vendors have agreed to sell, and the Purchaser has agreed to buy, the Shares on the terms and conditions of this Agreement, in respect of which Catuity has also agreed to be bound.

AGREED TERMS

1	Definitions and interpretation

1.1	Definitions

In this Agreement, unless the context requires otherwise:

“Accounts” means the balance sheet of the Company as at the Accounts Date and the profit and loss statement of the Company for the financial year ending on the Accounts Date prepared in accordance with Australian generally accepted accounting principles consistently applied by the Company.

“Accounts Date” means 30 June 2007.

“Adjustment Amount” means the Estimated Completion Net Working Capital less the Net Working Capital calculated under the Completion Statement.

“Business” means the business of providing loyalty and relationship marketing solutions conducted by the Company.

“Business Contract” means any contract entered into by the Company in respect of the Business.

“Business Day” means a day on which banks are open for business in Melbourne excluding each Saturday, Sunday and public holiday.

“Claim” means any claim, notice, demand, action, proceeding, litigation, investigation or judgment, however it arises and whether it is present or future, fixed or unascertained, actual or contingent.

“Company” means Loyalty Magic Pty Ltd (ABN 51 075 350 239).

“Completion” means completion of the sale and purchase of the Shares as contemplated by this Agreement.

“Completion Date” means 19 October 2007 or any other date agreed in writing by the Vendors and the Purchaser.

“Completion Statement” means a statement setting out the actual Net Working Capital of the Company as at Completion Date.

“Disclosure Letter” means the letter provided by Catuity to the Purchaser.

“Encumbrance“ means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, trust or third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest or claim of any kind however created or arising or any other agreement or arrangement having similar effect.

“Estimated Completion Net Working Capital” means the estimate at Completion of the current assets of the Company less the current liabilities of the Company as calculated in accordance with Australian generally accepted accounting principles consistently applied by the Company.

“Governmental Agency” means any governmental, semi-governmental, administrative, fiscal, or judicial body, department, commission, authority, tribunal, agency or entity.

“GST” means the same as in the GST Law, and any other goods and services tax or any tax, levy, charge or impost which applies in a similar way.

“GST Law” means has the same meaning as in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) and words defined in the GST Law (including “supply” and “taxable supply”) have the same meaning in this Agreement unless the context makes it clear that a different meaning is intended.

“Immediately Available Funds” means bank cheque or such other method agreed by the parties.

“Intellectual Property Rights” means the rights and interests of the Company in, or used by the Company in the Business, anywhere in the world in:

(a)	all business names, whether registered or unregistered and applications for the same;

(b)	all logos, symbols, trade marks, trade names, service marks, brand names and similar rights, whether registered or unregistered and applications for the same, and all associated goodwill;

(c)
all trade secrets and all financial, marketing and technical information, ideas, concepts, know how, technology, processes and knowledge of the Company which is confidential or of a sensitive nature, but excluding that which is in the public domain;

(d)
all registered and unregistered patents, patent applications, discoveries, inventions, registered and unregistered designs, development or improvements of equipment, products, copyright, computer programs, utility models, topography rights, database rights, and all other similar rights; and

(e)	any other industrial or intellectual property.

“Key Employee” means Graham McStay.

“Net Working Capital of the Company” means the current assets of the Company less the current liabilities of the Company as calculated in accordance with Australian generally accepted accounting principles consistently applied by the Company.

“Purchase Price” means the sum of $2,650,000.

“Records” means originals and copies, in machine readable or printed form, of all books, files, reports, records, correspondence, documents, data and other material of or relating to or used in connection with the Company or the Business.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Shares” means 4,216,708 fully paid ordinary shares in the Company, which constitutes all of the issued shares in the Company.

“Software Licences” means:

(a)	the Licence and Support Agreement between Francis David Corporation (d/b/a Electronic Merchant Systems, EMS) and the Company (as assigned); and

(b)	the Nonexclusive Source Code Purchase Agreement and Promissory Note between KESM Transaction Solutions, Inc (KESM) and the Company (as assigned).

“Tax” means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed, required to be deducted, withheld or remitted or collected by any Governmental Agency and includes, but is not limited to any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above but excludes any stamp duty.

“Tax Warranties” means warranty 7 in the Schedule.

“Vendors” means Gottbetter and Bridgepointe.

“Warranties” means the Vendors’ warranties set out in clause 7.1 and Catuity’s warranties referred to in clause 7.2 and set out in the Schedule.

2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(c)	a reference to a party, clause, or schedule is a reference to a party, clause, paragraph, schedule or annexure to or of this Agreement;

(d)	a reference to this Agreement includes any schedule;

(e)	headings are for convenience and do not affect interpretation;

(f)	the background or recitals to this Agreement are adopted as and form part of this Agreement;

(g)	a reference to “$”, “A$” or “dollar” is a reference to Australian currency;

(h)	a reference to a party includes its executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns;

(i)	a reference to writing includes any method of representing words, figures or symbols in a permanent and visible form;

(j)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part of it; and

(k)	the words “including”, “for example”, “such as” or other similar expressions (in any form) are not words of limitation.

2.2	Other rules of interpretation

In this Agreement, unless expressly provided otherwise:

(a)	(method of payment) any payment of money by one party to another will be made in Immediately Available Funds;

(b)
(consents and approvals) if the doing of any act, matter or thing requires the consent, approval or agreement of any party, that consent, approval or agreement must not be unreasonably withheld or delayed;

(c)	(Business Days) if:

(i)	the day on or by which any act, matter of thing is to be done is a day other than a Business Day, the act, matter or thing will be done on the next Business Day; and

(ii)
any money falls due for payment on a date other than a Business Day, that money will be paid on the next Business Day (without interest or any other amount being payable in respect of the intervening period); and

(d)	(inconsistency within document) if a clause of this Agreement is inconsistent with a schedule of this Agreement, the clause prevails to the extent of the inconsistency.

3	Agreement for sale and purchase

3.1	Agreement to sell and purchase

On the Completion Date, the Vendors will sell and the Purchaser will buy the Shares for the Purchase Price free from all Encumbrances and other third party rights effective on the Completion Date.

3.2	Title, property and risk

Title to and risk in the Shares passes to the Purchaser on the Completion Date subject to satisfaction of the requirements of this Agreement.

4	Conduct before Completion

4.1	Conduct of the Business before Completion

Until Completion, Catuity must ensure that the Company:

(a)	only carries on the Business in the ordinary course;

(b)	manages and conducts the Business as a going concern:

(i)	in accordance with normal and prudent practice (having regard to the nature of the Company and the Business and good commercial practice); and

(ii)	so that the Company complies with all applicable laws;

(c)	uses its best endeavours to maintain the profitability of the Business;

(d)	protects and maintains each of the assets of the Company;

(e)	does not (unless required or contemplated by this Agreement or with the Purchaser’s prior written consent):

(i)	except in the usual conduct of the Business, terminate or alter any term of any of the material contracts to which the Company is a party;

(ii)	except in the usual conduct of the Business, enter into any other material contract or commitment;

(iii)	except in the usual conduct of the Business, incur any material liability;

(iv)	except in the usual conduct of the Business, dispose of, agree to dispose of, encumber or grant an option over or an interest in, any of the assets of the Company;

(v)
except in the usual conduct of the Business, hire any new employee or terminate the employment of any employee or alter the terms of employment (including the terms of superannuation or any other benefit) of any employee;

(vi)	allot or issue or agree to allot or issue any share or loan capital or any security convertible into any share or loan capital;

(vii)	alter or agree to alter its constitution; or

(viii)	pass any special resolution.

4.2	Notice of change

Catuity must, as soon as practicable, notify the Purchaser of any circumstance or event known to Catuity that has or is reasonably likely to have a material effect on the profitability of the Business. Upon receipt of such notice, the Purchaser may immediately terminate this Agreement by written notice to Catuity and the Vendors. If the Purchaser does not elect to terminate this Agreement then the Purchaser must complete the purchase of the Shares on the terms of this Agreement.

5	Purchase Price

5.1	Payment of consideration

On the Completion Date, the Purchaser will pay the Purchase Price to the Vendors (in such proportions as nominated by the Vendors) in Immediately Available Funds subject to clause 5.2.

5.2	Adjustment for Net Working Capital

(a)	On the Completion Date the Vendors or Catuity will notify the Purchaser of the Estimated Completion Net Working Capital of the Company.

(b)
If the Estimated Completion Net Working Capital of the Company is less than $140,000 then the Purchase Price will be reduced at Completion by the amount that the Estimated Completion Net Working Capital of the Company is less than $140,000. If the Estimated Completion Net Working Capital of the Company is more than $140,000 then the purchase price will be increased at Completion by the amount that the Net Working Capital of the Company is more than $140,000.

(c)
As soon as practicable following Completion, and in any event within 60 Business Days after Completion, the Purchaser must deliver to each of the Vendor and Catuity a Completion Statement setting out the Adjustment Amount.

(d)	If the Adjustment Amount:

(i)	is a positive or negative number which is less than 10% of the Estimated Completion Net Working Capital amount, no adjustment amount shall be payable by either party;

(ii)
is a positive number which is greater than 10% of the Estimated Completion Net Working Capital amount, the Adjustment Amount will be paid by the Purchaser to the Vendor within three (3) Business Days of delivery of the Completion Statement;

(iii)
is a negative number which is greater than 10% of the Estimated Completion Net Working Capital amount, the Adjustment Amount will be paid by the Vendor to the Purchaser within three (3) Business Days of delivery of the Completion Statement.

6	Completion

6.1	Date for Completion

Completion will take place at the office of Catuity’s lawyers at Level 21, 333 Collins Street, Melbourne at 12.00 pm AEST (Australian Eastern Standard Time) on the Completion Date or any other place, time and date as the Vendors, Catuity and the Purchaser agree.

6.2	Items to be delivered by the Vendors at Completion

At Completion, the Vendors must deliver title to the Shares to the Purchaser and place the Purchaser in effective possession and control of the shares of the Company. On or before the Completion Date, the Vendors must:

(a)	deliver to the Purchaser:

(i)	(share certificates) original share certificates for all of the Shares;

(ii)	(transfers of Shares) share transfer forms duly executed and completed by the Vendors in favour of the Purchaser for all of the Shares; and

(b)	execute all documents and do all other things necessary or desirable to transfer the Shares to the Purchaser at Completion free from all Encumbrances.

6.3	Board meeting of the Company

The Vendors must ensure that at or prior to Completion, a meeting of the directors of the Company is convened and conducts the following business:

(a)
(approval registration) approval of the transfer of the Shares to the Purchaser under this Agreement and to the recording of the Purchaser as the registered holder of the Shares in the books of the Company with effect from Completion;

(b)	(share certificates) approval of the issue of a new share certificate for the Shares in the name of the Purchaser;

(c)
(appoint officers) appointment of the nominees of the Purchaser as directors, secretary, auditors and public officer of the Company and, effective on those appointments, acceptance of the resignation of the directors of the Company and the secretary of the Company referred to in clause 6.2(v) and the auditors and public officer of the Company; and

(d)	(revoke banking mandates) revoke existing mandates to operate bank accounts of the Company and approve new mandates in favour of officers of the Company nominated by the Purchaser.

6.4	Simultaneous actions at Completion

In respect of Completion, the obligations of the parties under this Agreement are interdependent and all actions required to be performed will be taken to have occurred simultaneously on the Completion Date.

6.5	All things necessary

Each party must do all things required to be done by it to ensure that Completion takes place on the Completion Date.

6.6	Employment of Key Employee

(a)	The Purchaser must procure the resignation of the Key Employee, effective on and from the Completion Date, from his position with Catuity and deliver this resignation to the Vendors at Completion.

(b)	The Purchaser must further procure that on and from the Completion Date the Key Employee will commence employment with the Company on terms to be agreed between the Key Employee and the Company.

6.7	Vendors’ obligation until registration

After Completion and until the Shares are registered in the name of the Purchaser, the Vendors must, at the Purchaser’s expense, take all reasonable action as the Purchaser may lawfully require from time to time in connection with the rights attaching to the Shares.

6.8	Obligations after Completion

If title to the Shares is not effectively vested in the Purchaser at Completion:

(a)	the Vendors hold the Shares on trust for the Purchaser until title is effectively vested in the Purchaser;

(b)	all income, profits, rights or benefits, arising in respect of the Shares or the Company after Completion will be held for the benefit of the Purchaser; and

(c)	at the cost of the Purchaser, the Vendors must take any reasonable steps requested by the Purchaser to enforce or protect any rights accruing in respect of the Shares or the Company.

6.9	Purchaser’s Obligations

As and from Completion:

(a)	the Purchaser agrees to provide Catuity with a cut-off statement in accordance with SEC requirements, as soon as possible after Completion;

(b)
the Purchaser further agrees to fully cooperate with Catuity and to allow Catuity access to the necessary books and records of the Company so that Catuity can comply with both its interim quarterly and year end SEC audit requirements.

6.10	Items to be delivered by Catuity at Completion

On or before the Completion Date, Catuity must deliver to the Purchaser:

(a)
(certificates of incorporation) the certificates of incorporation of the Company, common seals (if the Company has any), all statutory, minute and other record books, share certificate books of the Company and all unused share certificate forms;

(b)	(Constitution and Records) the constitution and the Records of the Company and all ledgers, journals and books of account of the Company;

(c)
(Resignations) written resignations of each of the directors of the Company and the secretary of the Company as officers of the Company, to be effective on the appointment of the officers appointed at the board meeting to be convened pursuant to clause 6.3;

(d)	(acknowledgments) written acknowledgments from all of the directors of the Company and the secretary of the Company that:

(i)	they have no claim for fees, entitlements, salary or compensation for loss of office, breach of contract, redundancy, bonus payment, payment or repayment of loans or otherwise against the Company; and

(ii)	there is no agreement, arrangement or understanding (whether written or unwritten) under which the Company has, or could have, any obligation to them;

(e)	(permits and licences) all current permits, licences and other documents issued to the Company under any legislation or ordinance relating to the Business; and

(f)
(other documents) any other document which the Purchaser lawfully requires to obtain good title to the Shares and to enable the Purchaser to have the Shares registered in the Purchaser’s name and all other documents necessary to give effect to this Agreement and the transactions contemplated by this Agreement.

7	Warranties

7.1	Vendors’ Warranties

Each Vendor makes the following representations and warranties to the Purchaser as at the date of this Agreement and the Completion Date:

(a)	it is validly existing and in good standing;

(b)	it has taken all necessary action to authorise the execution, delivery and performance of this Agreement and is duly authorised to sell the Shares under the Liquidation Agreement;

(c)	the Shares are sold by the Vendors to the Purchaser free from all Encumbrances;

(d)
it is entitled and competent and has absolute and complete authority, power and capacity to sell and transfer the Shares to the Purchaser pursuant to this Agreement and to enter into and perform its obligations under this Agreement and can do so without the consent of any other person;

(e)	this Agreement, and all other agreements contemplated by this Agreement, will be binding obligations of the Vendors; and

(f)	the execution, delivery and performance of the Agreement will not trigger any pre-emptive rights under any agreement and does not require consent from any third party.

Subject to clause 7.5, each of the representations and warranties made by the Vendors remains in full force and effect on and after Completion.

7.2	Catuity Warranties

(a)	Catuity makes the representations and warranties to the Purchaser which are set out in the Schedule as at the date of this Agreement and the Completion Date subject to:

(i)	the warranties made by the Purchaser in clause 7.3 below; and

(ii)	the matters disclosed in the Disclosure Letter.

(b)	Subject to clause 7.5, each of the representations and warranties made by Catuity remains in full force and effect on and after Completion.

7.3	Purchaser Warranties

(a)	The Purchaser represents and warrants to each Vendor and to Catuity that:

(i)
it has had the opportunity to, and has, conducted due diligence investigations in relation to the Company and the Business before the date of this Agreement and has had the opportunity to raise such enquiries as it considered necessary with the Vendors and their respective representatives in relation to the Company and the Business;

(ii)	the Warranties are the only warranties that the Purchaser requires, and on which the Purchaser has relied, in entering into this Agreement;

(iii)
for the avoidance of doubt, no warranty or representation, expressed or implied, is given in relation to any forecast, budget or projection contained or referred to in any material disclosed to the Purchaser;

(iv)
to the extent permitted by law, all other warranties, representations and undertakings (whether express or implied and whether oral or in writing) made or given by a Vendor or its respective representatives are expressly excluded; and

(v)
it will not make a Claim in respect of the termination by a client of the Business as at Completion of its contract with the Company, provided that such termination is not related to or arises as a result of a breach by the Company of that contract prior to Completion.

(b)
The Purchaser warrants and represents to each Vendor and to Catuity as at the time immediately preceding Completion, that the Purchaser is entitled and competent and has absolute and complete authority, power and capacity to purchase the Shares from the Vendor pursuant to this Agreement.

7.4	Acknowledgements

(a)	Each Vendor acknowledges that the Purchaser has entered into this Agreement in reliance on the representations and warranties made by each Vendor.

(b)
Save to the extent otherwise provided in this Agreement, the Purchaser’s rights are not adversely affected by any investigation made by or on behalf of the Purchaser about the Company or the Business, whether before or after the date of this Agreement. The Purchaser expressly acknowledges and agrees that as at the date of this Agreement it is not aware of any fact, matter or thing that would entitle it to bring a Claim against any Vendor or Catuity for a breach of any Warranty, indemnity or otherwise under or in respect of this Agreement.

7.5	Time limit on Claim

The Purchaser may not claim for a breach of Warranty unless details of the Claim have been notified to Catuity:

(a)	within 6 months of the Completion Date in respect of all Warranties other than the Tax Warranties; and

(b)	within 4 years of the Completion Date in respect of the Tax Warranties.

7.6	Maximum and minimum amounts

(a)	Catuity is not liable under a Claim under the Warranties unless the amount finally agreed or adjudicated to be payable in respect of that Claim:

(i)	exceeds $40,000; and

(ii)	either alone or together with the amount finally agreed or adjudicated to be payable in respect of other Claims exceeds $200,000,

in which event, subject to clause 7.6(b), the Vendor is liable for the full amount of the Claim.

(b)	The maximum aggregate amount that the Vendor is required to pay in respect of all Claims is limited to the Purchase Price.

7.7	Indemnity

Subject to the matters set out in this clause 7, Catuity indemnifies the Purchaser:

(a)
from and against all loss, liability, cost or expense suffered or incurred by it or the Company (including without limitation any diminution in value of the Company) by reason of or in connection with:

(i)	any breach by Catuity of any of the representations and warranties made by Catuity under this Agreement;

(ii)	any failure by Catuity to fulfil its obligations under this Agreement;

(iii)
any liability for Tax or duty (other than duty payable under clause 10.12) that the Company incurs as a consequence of any transaction entered into by the Company prior to Completion together with any fines, penalties or other reasonable third party costs or expenses resulting directly from the Company incurring such a liability for Tax or duty; and

(b)	without limiting clause 7.7(a), from and against all Claims against or in respect of the Purchaser made by any third party in respect of any of the matters set out in clause 7.7(a).

8	Confidentiality

8.1	Confidentiality

No party will be entitled to disclose any information concerning another party, this Agreement, or any transaction undertaken pursuant to this Agreement to any person except:

(a)	as required by law and including compliance with SEC requirements by Catuity;

(b)	with the prior written consent of the other party; or

(c)
to the extent that a party may, at any time after another party has failed to observe or perform all of its obligations under this Agreement, consider necessary or desirable to preserve or enforce its interests or rights.

8.2	Survival of confidentiality obligations

The rights and obligations of the parties with respect to confidentiality will apply:

(a)	until Completion; or

(b)	for a period of 2 years after termination of this Agreement,

whichever first occurs.

8.3	Disclosure to officers and professional advisers

A party may disclose anything in respect of this Agreement or the terms of the sale of the Shares to the officers and professional advisers of that party but it must use its best endeavours to ensure all matters disclosed are kept confidential and used only for proper and reasonable purposes.

9	GST

9.1	Consideration

Any consideration to be paid or provided for a supply under this Agreement or any related transaction documents, unless specifically expressed to include GST, does not include an amount on account of GST.

9.2	GST gross-up

If the Vendors or the Purchaser makes a supply (the party so making the supply, the “Supplier”) under this Agreement or any related transaction agreement on which GST is imposed:

(a)
the consideration payable or to be provided for that supply but for the application of this clause 9 (where that consideration has not been specifically expressed under this Agreement or any related transaction agreement to include GST) (“GST Exclusive Consideration”) is increased by, and the Vendors or the Purchaser, as the case may be, which is the recipient of the supply (“Recipient”) must also pay to the Supplier an amount equal to, the GST payable by the Supplier on that supply; and

(b)
the amount by which the GST Exclusive Consideration is increased must be paid to the Supplier by the Recipient without set-off, deduction or requirement for demand, at the same time as the GST Exclusive Consideration is payable or is to be provided.

9.3	Tax invoice

The Supplier must within 28 days of a request from the Recipient issue a tax invoice (or an adjustment note) to the Recipient for any supply for which the Supplier may recover from the Recipient an amount equal to the GST payable by the Supplier on that supply under this Agreement.

9.4	Indemnity

The Recipient must indemnify the Supplier against, and pay the Supplier on demand, the amount of any damage or cost directly or indirectly arising from or caused by any failure by the Recipient to pay any amount as and when required by this clause 9 (including any additional tax, penalty tax, fine, interest or other charge under the GST Law).

9.5	Reimbursements

If a party is required under this Agreement or related transaction document to reimburse or pay to another party an amount calculated by reference to a cost, expense, outgoing, or an amount paid or incurred by that party, the amount of the reimbursement or payment will be reduced by the amount of any input tax credits or reduced input tax credits to which that party is entitled in respect of any acquisition relating to that cost, expense, outgoing or other amount.

10	General

10.1	Notices

(a)	Any notice to or by a party under this Agreement must be in writing and signed by the sender or, if a corporate party, an authorised officer of the sender.

(b)
Any notice may be served by delivery in person or by post or transmission by facsimile to the address of the recipient as set out below or the address most recently notified by the recipient to the sender by notice under this clause:

Gottbetter

Bridgepointe

Catuity

Purchaser
Mr Adrian Finlayson
CEO, Wishlist Holdings Limited
93 Cook Street
Port Melbourne, Victoria, 3207, Australia
Telephone: +613 8645 6461
Facsimile:  +613 9646 7798.

(c)
Any notice is effective for the purposes of this Agreement upon delivery to the recipient or production to the sender of a facsimile transmittal confirmation report before 4.00 pm local time on a day in the place in or to which the written notice is delivered or sent or otherwise at 9.00 am on the next day following delivery or receipt.

10.2	Entire agreement

This Agreement constitutes the entire agreement between the parties in relation to its subject matter. All prior discussions, undertakings, agreements, representations, warranties and indemnities in relation to that subject matter are replaced by this Agreement and have no further effect.

10.3	Paramountcy of document

If this Agreement conflicts with any other document, agreement or arrangement, this Agreement prevails to the extent of the inconsistency.

10.4	Effect of termination

Termination of this Agreement does not affect any accrued rights or remedies of either party.

10.5	No merger

The provisions of this Agreement will not merge on completion of any transaction contemplated in this Agreement and, to the extent any provision has not been fulfilled, will remain in force.

10.6	Attorneys

Each person who executes this Agreement on behalf of a party under a power of attorney warrants that he or she has no notice of the revocation of that power or of any fact or circumstance that might affect his or her authority to execute this Agreement under that power.

10.7	Amendment

This Agreement may not be amended or varied unless the amendment or variation is in writing signed by all parties.

10.8	Assignment

Neither party may assign, transfer or otherwise deal with this Agreement or any right or obligation under this Agreement without the prior written consent of the other party.

10.9	Severability

Part or all of any provision of this Agreement that is illegal or unenforceable will be severed from this Agreement and will not affect the continued operation of the remaining provisions of this Agreement.

10.10	Rights, remedies additional

Any rights and remedies that a person may have under this Agreement are in addition to and do not replace or limit any other rights or remedies that the person may have.

10.11	Further assurances

Each party must do or cause to be done all things necessary or reasonably desirable to give full effect to this Agreement and the transactions contemplated by it (including, but not limited to, the execution of documents).

10.12	Costs

Each party must bear its own legal, accounting and other costs for the preparation and execution of this Agreement.

10.13	Stamp Duty

The Purchaser must pay all stamp duty on or in respect of this Agreement.

10.14	Counterparts

This Agreement may be executed in any number of counterparts and all counterparts taken together will constitute one document.

10.15	Governing law and jurisdiction

This Agreement will be governed by and construed in accordance with the laws in force in the State of Victoria and each party submits to the exclusive jurisdiction of the courts of that State.

10.16	Waivers

(a)	Waiver of any right, power, authority, discretion or remedy arising upon a breach of or default under this Agreement must be in writing and signed by the party granting the waiver.

(b)
A failure or delay in exercise, or partial exercise, of a right, power, authority, discretion or remedy arising from a breach of or default under this Agreement, does not result in a waiver of that right, power, authority, discretion or remedy.

(c)
A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Agreement or default under this Agreement as constituting a waiver of that right, power, authority, discretion or remedy.

(d)	A party may not rely on any conduct of another party as a defence to exercise of a right, power, authority, discretion or remedy by that other party.

(e)	This clause may not itself be waived except in writing.

10.17	Continuation and independence of indemnities

(a)	Each indemnity of a party contained in this Agreement is a continuing obligation of that party despite:

(i) any settlement of any one account; or

(ii) the occurrence of any other thing,

and remains in full force and effect until all money owing, contingently or otherwise, under the indemnity has been paid in full.

(b)	Each indemnity of a party contained in this Agreement is an additional, separate and independent obligation of that party and no one indemnity limits the generality of any other indemnity.

SCHEDULE - CATUITY WARRANTIES

Catuity represents and warrants to the Purchaser that each of the following representations is true and accurate at the date of this Agreement and will be true and accurate on the Completion Date.

1	The standing and authority of the Vendors and Catuity

(a)	The Vendors are entitled and competent and have absolute and complete authority, power and capacity to sell and transfer the Shares to the Purchaser pursuant to this Agreement.

(b)	The execution, delivery and performance of the Agreement by Catuity and the Vendors will not trigger any pre-emptive rights under any agreement and does not require consent from any third party.

2	The Company’s standing and authority

2.1	Company’s standing

The Company:

(a)	is validly existing and in good standing;

(b)	has full corporate power to own the assets of the Company and the Business and to carry on the Business;

(c)	has good and marketable title to the assets of the Company;

(d)	is not a trustee, nor has any trusts under its control, nor is it subject to or is controlled by any trusts; and

(e)	at Completion will not have any loans, guarantees or obligations to Catuity and/or Gottbetter and/or Bridgepointe.

2.2	No insolvency or winding up

An insolvency event has not occurred to the Company.

2.3	Compliance with applicable laws and constitution

(a)	The Company has conducted the Business and its affairs generally in accordance with all applicable laws and in accordance with its constitution.

(b)	The execution, delivery and performance of the Agreement:

(i)	does not violate any laws, regulations, authorisations, rulings, judgments, orders or decrees of any Governmental Agency; and

(ii)	complies with the constitution or other constituent documents of the Company.

2.4	Company names

The Company does not trade under a name other than its corporate name.

3	Company’s shares and membership

3.1	Register of members

The register of members of the Company is a true and accurate record of its members as at the date of this Agreement and at Completion.

3.2	Share capital

The Shares:

(a)	comprise the entire issued share capital in the Company;

(b)	are fully paid; and

(c)	were validly issued.

3.3	Options, restrictions or convertible securities

There are no:

(a)	securities convertible into shares of the Company;

(b)	options or other entitlements:

(i)	over the Shares;

(ii)	to have shares in the Company issued;

(c)	restrictions on the transfer of any Shares in the Company; or

(d)	Encumbrances over or affecting any of the Shares.

4	Records

4.1	Maintenance and accuracy of Records

The Records:

(a)	are in the possession of the Company;

(b)	have been substantially kept and completed;

(c)	do not contain inaccuracies or discrepancies;

(d)	as far as necessary, have been prepared in accordance with the requirements of the Corporations Act 2001 and the applicable Australian accounting standards; and

(e)	in so far as they relate to the Accounts, give a true and fair view of the financial, contractual and trading position of the Company in all respects.

5	Information

5.1	Accuracy of information

(a)
Catuity has provided the Purchaser with all relevant information in response to the Purchaser’s enquiries during its due diligence investigations and all such information provided is true, complete and accurate in every respect.

5.2	True copies

All copies of documents provided by Catuity to the Purchaser are true copies.

6	Accounts and financial information

6.1	Accounts

The Accounts:

(a)	give a true and fair view in all respects of:

(i)	the assets, liabilities and financial position of the Company and the Business as at the Accounts Date; and

(ii)	the profit of the Company for the year ended on the Accounts Date;

(b)	are complete and accurate in all material respects;

(c)	do not mislead or deceive in any material respect;

(d)	were prepared in accordance with:

(i)	as far as necessary, the applicable Australian accounting standards, the Corporations Act 2001 and all other applicable laws in all respects (”rules”); and

(ii)	except as required by a change in the rules, the same accounting policies as were applied in the corresponding accounts for the previous 3 years;

(e)	contain proper and adequate provision for all actual liabilities of the Company at the Accounts Date;

(f)	are not affected by any unusual, abnormal, extraordinary, exceptional or non-recurring items that have not been disclosed to the Purchaser; and

(g)	include all reserves and provisions for Tax necessary to cover all Tax liabilities (whether or not assessed) of the Company up to the Accounts Date.

6.2	Changes since the Accounts Date

Since the Accounts Date:

(a)	the Company has carried on the Business in accordance with normal and prudent practice (having regard to the nature of the Business and the past practice of the Company);

(b)	there has been no material adverse change in the assets, liabilities, turnover, earnings, financial condition or trading position of the Company;

(c)	no distribution of capital has been made, paid or determined to be payable in respect of any share capital of the Company whether of cash, specific assets or otherwise;

(d)	the Company has carried on the Business in the ordinary and usual course;

(e)	except in the ordinary and usual course of business, the Company has not:

(i)	entered into any unusual, long term or onerous contracts or arrangements;

(ii)
incurred or undertaken any actual or contingent liabilities or obligations of an unusual nature or abnormal amount compared with customary business practice applicable to the commercial or industrial sector relevant to the Business, including Tax;

(iii)
acquired, disposed of, or dealt with, any assets of the Company, or entered into any agreement or option to acquire or dispose of any assets of the Company of an unusual nature or abnormal amount compared with customary business practice applicable to the commercial or industrial sector relevant to the Business;

(iv)	borrowed any money;

(f)	except by operation of law or in the ordinary and usual course of the Business, the Company has not granted any Encumbrance over any of its assets;

(g)
the Company has not paid or agreed to pay any retiring allowance, superannuation or benefit to any of its officers or employees except where the law requires it or in accordance with a superannuation or retirement scheme in force at the Accounts Date;

(h)	the Company has not made any material alteration to the terms of employment of its directors or employees;

(i)	the rights attaching to the Shares, or any options issued to have shares in the Company, have not altered and no alteration has been made to the capital structure of the Company;

(j)	unless required by law, the Company has not implemented any new accounting or valuation method for its business, assets, property or rights;

(k)	no material supplier of the Company has:

(i)	materially reduced the level of its supplies to the Company;

(ii)	indicated an intention to cease or materially reduce the volume of its trading with the Company after Completion; or

(iii)	materially altered the terms on which it trades with the Company;

(l)	no material customer of the Company has:

(i)	materially reduced the level of its custom from the Company;

(ii)	indicated an intention to cease or materially reduce the volume of its trading with the Company after Completion; or

(iii) materially altered the terms on which it trades with the Company;

(m)
no loans have been made nor bonuses paid by the Company to employees, nor have any advances or loan money been accepted from any employees, except in compliance with previously established practice and in the usual course of business; and

(n)	no resolutions have been passed by the members or directors of the Company except in the ordinary and usual course of the Business of the Company and those necessary to give effect to this Agreement.

7	Taxation

7.1	Compliance

The Company has:

(a)
paid, or the Accounts fully provide for, all Taxes (including payroll, penalties and interest) which the Company is or may become liable to pay in respect of the period up to and including the Accounts Date;

(b)
complied with all of its respective obligations under any statutory provisions requiring the deduction or withholding of Tax from amounts paid by the Company and has properly accounted for any Tax so deducted or withheld to any Tax authority (other than amounts which have not yet become due to be paid);

(c)
complied with any applicable obligation to register for the purposes of any goods and services, purchase, value added, sales or other similar Tax and has complied in all respects with its obligations under any Tax law relating to such Tax;

(d)
filed or lodged all Tax and duty returns required by tax law (including, but not limited to, all laws imposing or relating to income tax, fringe benefits tax, goods and service tax, sales tax, payroll tax, land tax, water and municipal rates and stamp and customs duties); and

(e)	no outstanding Australian Taxation Office assessments or deemed assessments.

7.2	Compliance

For the period:

(a)	up to the Accounts Date, there is no liability to Tax in excess of the Tax already provided in the Accounts; and

(b)
after the Accounts Date, the only liabilities for tax of the Company that have arisen or may arise on or before the Completion Date are, or will be, liabilities arising out of the normal business and trading activities of the Company.

7.3	Tax audit

The Company:

(a)
is not involved in any audit of any of its income tax returns or any dispute with the Commissioner of Taxation of the Commonwealth of Australia or any other Federal, State or municipal body or authority responsible for the collection of Tax or duty and Catuity is not aware of any circumstances which may give rise to such an audit or dispute; and

(b)
has not entered into or been a party to any transaction which contravenes the anti-avoidance provisions of any tax law including the Income Tax Assessment Act 1936 (Cth) (“1936 Tax Act”) and the Income Tax Assessment Act 1997 (Cth) (“1997 Tax Act”).

7.4	Prior years

Catuity will provide to the Purchaser upon request all material held by Catuity or the Company in respect of the amounts of prior year income tax, as allowed under the 1936 Tax Act or the 1997 Tax Act, for the Company.

7.5	Roll-over relief

(a)	No asset of the Company has, prior to the completion of this Agreement, been the subject of a claim for roll-over relief under Part IIIA of the 1936 Tax Act or Part 3.3 of the 1997 Act.

(b)
To the extent that Division 20 of Part IIIA of the 1936 Tax Act or Division 149 of the 1997 Tax Act have been applied, Catuity will provide to the Purchaser, at the date of this Agreement, the market value of the assets, to which Division 20 of Part IIIA of the 1936 Tax Act or Division 149 of the 1997 Tax Act applies, at the time that Division 20 or Division 149 applied.

7.6	Depreciation

The Company has:

(a)	maintained sufficient tax depreciation schedules and sufficient tax building allowance schedules of its assets; and

(b)	maintained accurate cost bases of those assets for Tax purposes.

7.7	Dividends

No dividend has been paid by the Company:

(a)	in respect of which the required franking amount has exceeded the franked amount of the dividend; or

(b)	which has been franked with franking credits or exempting credits (whichever is applicable) in excess of the required franking amount,

which would result in the Company being liable to pay franking deficit tax or franking additional tax under the 1936 Tax Act or the 1997 Tax Act and

(c)	in respect of which the required franking amount was less than the franked amount of the dividend; or

(d)	which has been franked with franking credits or exempting credits (whichever is applicable) in excess of the required franking amount.

7.8	Disputes and liabilities

(a)	There are no outstanding disputes, or questions or demands between the Company and any taxation authority (whether in Australia, any state of Australia or elsewhere).

(b)	The Company has no liabilities in respect of unpaid or unassessed Taxes.

(c)	The Company will not become subject to any Tax:

(i)	on or in respect of, or by reference to, profits, gains or income for any period up to and including the Accounts Date; or

(ii)	in respect of any other matter or thing referable to a time prior to, or to any period ending on or before, the Accounts Date,

in excess of the provisions for Tax included in the Accounts.

(d)	The only liabilities for Tax of the Company arising since the Accounts Date are liabilities arising out of the normal business and trading activities of the Company.

(e)
The Company has complied with the provisions of Part IIIAA of the 1936 Tax Act and Part 3-6 of the 1997 Tax Act and has maintained records of franking debits and franking credits which are sufficient for the purposes of that legislation.

7.9	Consolidated Group Taxation

(a)
If the Company is or has been a member of a consolidated group then all resulting Tax for which the Company is liable or could be liable, as a result of being or having been a member of a consolidated group, has been duly paid or accrued in the accounts of the head company in the year ended 30 June 2007, and in respect of the year ending 30 June 2008 but only with respect to the period from 1 July 2007 until Completion, and in each of the preceding years (in so far as such Tax ought to have been paid or accrued).

(b)
Prior to Completion, the Company will make a payment to the head company of the consolidated group before the leaving time in accordance with section 721-35 of the 1997 Act, and the payment will represent a reasonable estimate of the contribution amount required for the purposes of the tax sharing agreement between the head company and the Company, together with the other members of the consolidated group (a copy of which must be supplied to the Purchaser on Completion).

(c)	The head company of the consolidated group (of which the Company is a member) will not make the choice available under section 701-40(6) of the Income Tax (Transitional Provisions) Act 1997.

8	General

8.1	Ownership of assets

Except as disclosed in writing to the Purchaser and excluding assets transferred in the usual course of business:

(a)	the Company has good and marketable title to all of its assets, free from any Encumbrance;

(b)	the Company has not agreed to give or create any Encumbrance over any of its assets;

(c)	no person has claimed any Encumbrance in any of the assets of the Company; and

(d)	the assets used by the Company are not let on hire or hire purchase or sold on deferred terms.

8.2	Physical location of assets

The assets used by the Company in the Business:

(a)	are all located at the premises of the Business;

(b)	are in the physical possession of the Company.

9	Intellectual Property Rights

9.1	Title

The Company is the sole legal and beneficial owner of the Intellectual Property Rights.

9.2	No encumbrances

There are no Encumbrances over or affecting any of the Intellectual Property Rights.

9.3	No licences or assignments

The Company has not licensed, assigned or otherwise disposed of any right, title or interest in the Intellectual Property Rights.

9.4	Exclusive and unrestricted right to deal with Intellectual Property Rights

The Company has an exclusive and unrestricted right to exploit, grant licences and otherwise deal with the Intellectual Property Rights.

9.5	Intellectual Property Rights valid and enforceable

The Company’s interests and rights in the Intellectual Property Rights are valid and enforceable in the jurisdictions where those Intellectual Property Rights are registered or situated.

10	Business Contracts

10.1	Valid, binding and enforceable

All of the Business Contracts are valid, binding and enforceable against the parties to it and there is no party (including the Company or Catuity) in breach of, or in default under, any such Business Contract.

10.2	Compliance

Each Business Contract has been complied with by the Company in accordance with its terms.

10.3	No outstanding offer, tender or quotation

The Company has not made any offer, tender or quotation other than in the ordinary and proper course of conducting the Business which is still outstanding and capable of giving rise to a material contract by the unilateral act of a third party.

11	Employees

11.1	No potential industrial action

There is no issue (including the expiry of any award, enterprise agreement or other instrument made or approved under law) which may lead to industrial action by employees or any industrial organisation of employees which may disrupt the Business or cause it to incur financial expenditure.

11.2	Industrial relations obligations

The Company has complied with all obligations arising under law, equity, statute (including occupational health and safety, annual leave, long service leave, equal opportunity, anti-discrimination, Tax, superannuation, workers compensation and industrial laws), award, enterprise agreement or other instrument made or approved under any law with respect to its present employees.

12	Superannuation

12.1	Contributions

The Company has complied with all of its superannuation commitments in relation to the present employees of the Company.

13	Litigation

13.1	No litigation or other proceedings

The Company is not involved in any litigation, arbitration, mediation or any other form of dispute resolution process or administrative or governmental proceedings.

13.2	No litigation threatened or likely

There is no litigation or arbitration proceedings relating to the Company threatened, and there are no facts likely to give rise to any litigation or arbitration proceedings relating to the Company.

13.3	Trade practices

None of the officers or employees of the Company has committed or omitted to do any act or thing the commission or omission of which is a contravention of the Trade Practices Act 1974 (Cth), the Fair Trading Act 1985 (Vic) or similar legislation in any other state or territories of Australia.

13.4	Unsatisfied judgments

There is no unsatisfied judgment, order, arbitral award or decision of any court, tribunal or arbitrator against the Company.

14	Licences and permissions

14.1	Licences to operate

The Company holds all necessary licences (including statutory licences) and consents, planning permissions, authorisations and permits (”Licences”) for the proper carrying on of the Business.

14.2	Licences in good order

All Licences:

(a)	have been fully paid up;

(b)	have been fully complied with;

(c)	are in full force and effect; and

(d)	are not liable to be revoked, varied or not renewed.

15	Applicable laws

15.1	Compliance

The Company has complied with all applicable laws, and there has been no contravention of any applicable law or any allegation of any contravention of any applicable law.

EXECUTED as an AGREEMENT

EXECUTED by CATUITY INC.	) )

Signature of director		Signature of authorised representative

Name of director (print)		Name of authorised representative (print)

EXECUTED by GOTTBETTER CAPITAL MASTER, LTD	) )

Signature of director		Signature of authorised representative

Name of director (print)		Name of authorised representative (print)

EXECUTED by BRIDGEPOINTE MASTER FUND, LTD	) )

Signature of director		Signature of authorised representative

Name of director (print)		Name of authorised representative (print)

EXECUTED by WISHLIST HOLDINGS LTD (ACN 085 529 979)	) )

Signature of director		Signature of director / company secretary (delete as applicable)

Name of director (print)		Name of director / company secretary (print)